UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 12, 2014
BLYTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant’s Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        In November 2013, Robert B. Goergen agreed to serve as our executive Chairman of the Board at an annual base salary of $407,177, which represented a 50% reduction of his base salary.  Since that time, Mr. Goergen had devoted a substantial portion of his business time to matters related to ViSalus, Inc., which was a majority owned subsidiary until we reduced our ownership stake on September 4, 2014.  Having completed the ViSalus transaction, Mr. Goergen requested that, effective from January 1, 2015, his annual base salary be reduced by 50% from $407,177 to $203,589 and that he no longer participate in our annual incentive plan.  Our Compensation Committee approved these changes to Mr. Goergen’s compensation on November 12, 2014.  This description of the amendment to Mr. Goergen’s employment agreement is a summary only and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment No. 2, dated as of November 12, 2014, to the Amended and Restated Employment Agreement, dated as of March 12, 2013, by and between Blyth, Inc. and Robert B. Goergen

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: November 18, 2014	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President and General Counsel